UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2023

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 28, 2023, Catalent, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, “Elliott”). Among other things, the Cooperation Agreement provides that the Company will appoint Steven Barg as a member of the board of directors (the “Board”), with an initial term expiring at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), and to the Board’s ad hoc Strategic and Operational Review Committee (the “Strategic Committee”). In addition, the Board has appointed Mr. Barg to its Quality and Regulatory Compliance Committee (together with the Strategic Committee, the “Committees”). On September 10, 2023, Mr. Barg’s appointments to the Board and the Committees became effective.

As previously disclosed, Mr. Barg will receive the Company’s standard compensation provided for service as a director to all non-employee members of the Board like Mr. Barg. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and an annual grant of restricted stock units having a fair market value equal to $275,000. The restricted stock units vest in full after one year of service. The initial cash retainer and restricted stock unit award to be received by Mr. Barg will be pro-rated based on the amount of time remaining before the next annual meeting of the Company’s shareholders. A description of the compensatory arrangements for non-employee directors will be included in the Company’s proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting, which will be filed with the U.S. Securities and Exchange Commission prior to the 2023 Annual Meeting.

In addition, as previously disclosed, pursuant to the Company’s director stock ownership policy, Mr. Barg will be required to own shares of the Company’s common stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards, and shares held under a deferral or similar plan. Each director is also required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligation) until the minimum holding level is reached.

There is no arrangement or understanding between Mr. Barg and any other person pursuant to which Mr. Barg will serve as a director other than with respect to the matters referred to in Item 1.01 as reported on the Form 8-K filed with the Securities and Exchange Commission on August 29, 2023. At this time, there is no transaction in which Mr. Barg has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc. (Registrant)

By:	/s/ STEVEN L. FASMAN

Date: September 11, 2023